Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350
(SECTION 906 OF SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report of Target Acquisitions I, Inc. (the "Company") on Form 10-Q/A for the period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Changkui Zhu, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 21, 2012

/s/ Changkui Zhu
Changkui Zhu
Chief Executive Officer (principal executive officer)

This certification accompanies and is being furnished with this Periodic Report, shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section and shall not be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Periodic report, irrespective of any general incorporation language contained in such filing.